EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 1, 2000, by and among Riverdeep Group plc, an Irish Corporation ("Riverdeep"), Edmark Corporation, a Washington corporation ("Seller") and International Business Machines Corporation, a New York corporation (the "Shareholder").

                                    RECITALS

            WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of July 31, 2000 (the "Purchase Agreement"), by and among Riverdeep, Seller, the Shareholder, Seller has agreed to sell, and Riverdeep has agreed to purchase, certain assets of Seller specified in the Purchase Agreement, in consideration for the payment by Riverdeep of Riverdeep ADSs to the Shareholder (as defined below), as provided in the Purchase Agreement; and

            WHEREAS, pursuant to the terms of the Purchase Agreement, in order to induce Seller and the Shareholder to enter into the Purchase Agreement, Riverdeep has agreed to grant to the Shareholder certain registration and other rights relating to Riverdeep ADSs.

            NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                 Definitions. For the purpose of this Agreement:

1 The term "Ordinary Shares" means ordinary shares, nominal value $.10 per share, of Riverdeep, as the same may be constituted from time to time.

2 The term "Other Shares" mean Riverdeep ADSs, other than Registrable Securities, subject to incidental registration rights under any agreement with Riverdeep.

3 The terms "register," "registered" and "registration" refer to a registration effected by filing with the U.S. Securities and Exchange Commission (the "SEC") a registration statement or statements or similar documents in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering by the SEC of the effectiveness of such registration statement.

4 The term "Registrable Securities" means Riverdeep ADSs issued to the Shareholder in accordance with the terms of the Purchase Agreement. The term "Registrable Securities" shall also include any Riverdeep ADSs issued as a dividend, stock split or other distribution with respect to, or in exchange for, upon reclassification or in replacement of, Registrable Securities. In the event of any recapitalization by Riverdeep, whether by stock split, reverse stock split, stock dividend or otherwise, the number of shares of Registrable Securities shall be proportionately increased or decreased.

5 The term "Registration Expenses" include all expenses incurred by Riverdeep in complying with the terms of Section 2 hereof, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Riverdeep, fees and expenses (including fees and expenses of one counsel for the sales of Registrable Securities) incurred in connection with complying with state securities or "blue sky" laws, fees of National Association of Securities Dealers, Inc., fees of transfer agent, registrar and depositary, but excluding Selling Expenses related to registration of Registrable Securities pursuant to this Agreement.

6 The term "Riverdeep ADRs" means Riverdeep American Depositary Receipts evidencing Riverdeep ADSs.

7 The term "Riverdeep ADSs" means Riverdeep American Depositary Shares representing six (6) Ordinary Shares.

8 The term "Selling Expenses" means all underwriting discounts and fees and selling commissions and transfer taxes, if any, attributable to the sale of Registrable Securities by the Shareholders

                         Shareholder Registration Rights

1 If Riverdeep, at any time, proposes to register Riverdeep ADSs under the Securities Act for sale to the public, either for its own account or for the account of any of its other shareholders (except with respect to registration statements on Forms F-4, S-8 or such other form which is not available for registering Riverdeep ADSs for sale to the public), each such time it will give written notice to the Shareholder of its intention so to do. Upon the written request of the Shareholder, received by Riverdeep within 15 days after the giving of any such notice by Riverdeep, to register any of the Registrable Securities (which request shall state the intended method of disposition thereof), Riverdeep will use its reasonable best efforts to cause such Registrable Securities to be included in the securities to be covered by the registration statement proposed to be filed by Riverdeep, all to the extent requisite to permit the sale or other disposition by the Shareholder (in accordance with its written request) of such Registrable Securities so registered. In the event that any registration pursuant to this Section 2 shall be, in whole or in part, an underwritten public offering of Riverdeep ADS for the account of Riverdeep and if the managing underwriter advises Riverdeep that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of Riverdeep ADSs which Riverdeep proposes to sell for its own account, Riverdeep will include Riverdeep ADSs in the registration in the following order of priority: (i) first, all Riverdeep ADSs which Riverdeep proposes to sell for its own account (if any) and (ii) second, the Registrable Securities requested by the Shareholder and Other Shares, if any, requested to be included in such registration pro rata based upon the number of Registrable Securities and Other Shares, if any, requested to be included in such registration. In the event that the managing underwriter advises Riverdeep that an underwriters' over-allotment option is necessary or advisable, the preceding priority shall apply to the determination of which securities are to be included in the primary portion of such registration. In addition, registration rights will not be available hereunder if a majority of the vendors who elect to register shares pursuant to that Registration Rights Agreement between the Vendors (as defined therein) and Riverdeep, dated March 8, 2000, are denied an opportunity to register such shares pursuant to the terms of Section 2(a)(ii) of such agreement. Except as set forth above, there shall be no limit to the number of registrations that may be requested pursuant to this Section 2.

2 Riverdeep shall pay all Registration Expenses in connection with each registration pursuant to Section 2 hereof; provided, that such expenses shall not include Selling Expenses, which shall be borne by the Shareholder. Obligations of Riverdeep. If and whenever Riverdeep is required under Section 2 hereof to effect the registration of any Registrable Securities, Riverdeep shall, as expeditiously as reasonably possible:

      1 prepare and file with the SEC a registration statement on the appropriate form and use its reasonable best efforts to cause the registration statement to become effective and keep such registration statement effective for up to one hundred twenty (120) days or such longer period as Riverdeep may agree upon, or until the distribution has been completed, whichever occurs first;

      2 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective as provided in Section 3(a) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

      3 furnish to the shareholders such numbers of copies of the registration statement, the corresponding prospectus, including a preliminary prospectus, and of each amendment and supplement (in each case, including all exhibits), in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

      4 use its reasonable best efforts to register and qualify the Registrable Securities under securities or "blue sky" laws of such jurisdictions in such states in the United States as shall be reasonably necessary to facilitate an orderly distribution of the Registrable Securities; provided, however, that Riverdeep shall not be required in connection therewith or as a condition thereto to qualify to do business in any such jurisdiction in which, but for the requirements of this Section 3, it would not otherwise be obligated to be so qualified or to file a general consent to service of process in any such states or jurisdictions; provided, further, that Riverdeep will not be required to consent to service of process in actions arising out of or in connection with the sale of any Registrable Securities;

      5 enter into such agreements (including an underwriting agreement, if applicable) and take such other actions in connection therewith in order to expedite or facilitate a disposition of the Registrable Securities;

      6 use its reasonable best efforts to cause all such securities covered by such registration statement to be listed or quoted (as the case may be) on any U.S. securities exchange or automated quotation system on which the Riverdeep ADRs are then listed or quoted;

      7 use its reasonable best efforts to obtain a "cold comfort" letter or letters from Riverdeep's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters;

      8 notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon occurrence of any event as a result of which, or if Riverdeep becoming otherwise aware that, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

      9 at reasonable time and upon reasonable notice, make available for inspection by representatives of the Shareholder, any underwriter participating in any disposition to be effected pursuant to such registration statement and any attorney, accountant or other agent retained by the Shareholder or any such underwriter in connection with the registration all financial and other records or pertinent corporate documents and cause Riverdeep's officers, directors and employees to supply all information reasonably requested by the Shareholder, any underwriter and any attorney, accountant or other agent in connection with such registration statement;

      10 in the event of the issuance of any stop order suspending the effectiveness of any registration statement or of any order suspending or preventing the use of any prospectus or suspending the qualification of any Registrable Securities for sale in any jurisdiction, use its reasonable best efforts promptly to obtain its withdrawal; and

      11 otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

            The Shareholder agrees that, upon receipt of any notice from Riverdeep of the happening of any event described in Section 3(h), the Shareholder will forthwith discontinue disposition of such securities pursuant to such registration statement until the Shareholder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 3(h), and, as so directed by Riverdeep, the Shareholder will deliver to Riverdeep (at Riverdeep's expense) all copies, other than permanent file copies then in the Shareholder's possession, of the prospectus covering such securities covered by such registration statement current at the time of receipt of such notice. In the event Riverdeep shall give any such notice, the period mentioned in Section 3(a) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 3(h) and through the date when the Shareholders shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(h).

            In connection with each registration hereunder, the Shareholder will furnish to Riverdeep in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary and shall be requested by Riverdeep in order to comply with federal and applicable state securities laws.

            In connection with each registration pursuant to Section 2 hereof covering an underwritten public offering, Riverdeep and the Shareholder agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Riverdeep's size and investment stature.

                        Indemnification and Contribution.

1 In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Riverdeep will indemnify and hold harmless, to the full extent permitted by law, the Shareholder with respect to any registration, qualification, listing or compliance effected pursuant to this Agreement against any losses, claims, damages, liabilities and expenses, joint or several, to which such Shareholder may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal and state laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay or reimburse the Shareholders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Riverdeep (i) will not be liable in any such case if and to the extent that (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholders for use in such registration statement, prospectus, amendment or supplement (B) in respect to such untrue statement or alleged untrue statement or omission or alleged omission with respect to which such loss, claim, damage or liability directly relates, the final prospectus for such registration statement corrected in all material respects such untrue statement or alleged untrue statement or omission or alleged omission and copies of such final prospectus was sent or given to or on behalf of such Shareholder (or otherwise delivered in accordance with applicable law or regulation) at or prior to the confirmation of the sale of Registrable Securities of such Shareholder, and (ii) will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Riverdeep, such consent not to be unreasonably withheld or delayed.

2 In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Shareholder will indemnify and hold harmless Riverdeep, each person, if any, who controls Riverdeep, each officer of Riverdeep who signs the registration statement, and each director of Riverdeep, against all losses, claims, damages or liabilities, joint or several, to which Riverdeep or such officer or director may become subject under the Securities Act, the Exchange Act or other federal or state laws or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made in reliance upon and in conformity with information pertaining to the Shareholder, furnished to Riverdeep by the Shareholders for use in such registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, and will pay or reimburse Riverdeep and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the liability of the Shareholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares of Registrable Securities sold by the Shareholder under such registration statement bears to the total public offering price of all securities sold thereunder (the "Liability Limit"), and (ii) Shareholder shall not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, such consent not to be unreasonably withheld or delayed.

3 Promptly after receipt by an indemnified party hereunder of written notice of any claim or the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4 and shall only relieve it from any liability which it may have to such indemnified party under this Section 4 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal or other professional expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there are reasonable defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party; provided, further, that in no event shall the indemnifying party be responsible for the fees and expenses of more than one such separate counsel. No indemnifying party, in the defense of any such claim or litigation against an indemnified party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, unless such indemnified party shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, except as expressly provided above.

4 If the indemnification provided for in this Section 4 is for any reason held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of anyclaims referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party in connection with the action or inaction which resulted in such claims, as well as any other relevant equitable considerations. In connection with any registration of Riverdeep's securities, the relative benefits received by the indemnifying party and the indemnified party shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received bythe indemnifying party and the indemnified party, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                               Rule 144 Reporting.

            With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the restricted securities to the public without registration, Riverdeep agrees to:

1 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

2 use its reasonable best efforts to file with the Riverdeep in a timely manner all reports and other documents required of SEC under the Securities Act and the Exchange Act; and

3 furnish to the Shareholder forthwith, upon request, a written statement by Riverdeep as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Riverdeep, and such other reports and documents so filed by Riverdeep as the Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Shareholder to sell any Registrable Securities without registration.

1. Limitations on Subsequent Registration Rights. From and after the date of this Agreement until the termination of this Agreement pursuant to Section 16 hereof, Riverdeep shall not, without the prior written consent of Shareholder, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights, the terms of which are more favorable than the registration rights granted to Shareholder hereunder without also giving Shareholder such greater rights.

Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof.

Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules thereof.

Consent to Jurisdiction. The parties hereto hereby consent and agree that they shall commence any action with respect to any claims or disputes between the parties hereto pertaining to this Agreement or to any matter arising out of or related to this Agreement in the United States District Court for the Southern District of New York, so long as the action falls within the subject matter jurisdiction of such court. In the event any such action shall be determined by the court to be outside its subject matter jurisdiction, then the parties agree to commence any such action in the Supreme Court of New York County, New York and to take such action as may be necessary to effect assignment of such action to the Commercial Part of that court. The parties hereto expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto irrevocably consents to the service of process by registered or certified mail, postage prepaid, to it at its address given in accordance herewith.

Amendments and Waivers; Assignment. This Agreement may not be modified, amended or waived except by written document specifically identifying this Agreement and signed by the parties. The rights of the Shareholder hereunder to have Riverdeep register the Registrable Securities may be assigned by the Shareholder to any person or entity which is a permitted transferee under the provisions of the Purchase Agreement, provided that such transferee shall execute and deliver to Riverdeep a counterpart of this Agreement and shall agree to become subject to the terms hereof.

Headings. The headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or facsimile transmission or three
(3) days after being mailed by certified or registered mail, postage prepaid:

            If to Riverdeep:
                  Riverdeep Group plc
                  Apollo House
                  8th Floor
                  Tara Street, Dublin 2
                  Ireland
                  Attention:  Barry O'Callaghan
                  Facsimile:  353-1-670-7627

            with a copy to:

                  Dewey Ballantine LLP
                  1 Undershaft
                  London EC3A 8LP
                  England
                  Attention:  Douglas L. Getter, Esq.
                  Facsimile:  44-207-456-6001

            if to the Shareholder:

                  International Business Machines Corporation
                  New Orchard Road
                  Armonk, New York  10504
                  Attention:  Lee A. Dayton
                  Facsimile:  914-499-7803

            with a copy to:

                  Attention:  Donald D. Westfall
                  Facsimile:  914-499-6006

Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

Remedies, Waivers. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. The parties to this Agreement acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that either party shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof without the requirement of posting any bond. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of contempt jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainderof this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

                           Effectiveness; Termination.

1 Effectiveness. This Agreement shall become effective upon the closing of the transactions contemplated by the Purchase Agreement and prior thereto shall be of no force or effect. If the Purchase Agreement shall be terminated in accordance with its terms, this Agreement shall automatically be deemed to have been terminated and shall thereafter be of no force or effect.

2 Termination. The provisions of this Agreement shall terminate and be of no further effect upon (i) as to all parties, upon the mutual consent of the parties and (ii) as to the Shareholder, (A) on the third anniversary of this Agreement or (B) such parties ceasing to own or have rights to acquire Registrable Securities.

Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

Financial Assistance. Nothing in this Agreement shall obligate Riverdeep to do anything which is prohibited by Section 60 of the Irish Companies Act 1963.

                                      *****

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and the year first above written.

                               RIVERDEEP GROUP PLC

                               By: /s/ David Mulville
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               EDMARK CORPORATION

                               By: /s/ Archie Colburn
                                   ---------------------------------------------
                                   Name:  Archie Colburn
                                   Title: Vice President


                               INTERNATIONAL BUSINESS MACHINES
                               CORPORATION

                               By: /s/ Lee A. Dayton
                                   ---------------------------------------------
                                   Name:  Lee A. Dayton
                                   Title: Vice President
                                          Corporate Development and Real Estate